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                                                                    EXHIBIT 99.1


CONTACTS:             Greg Panagos                     Steve Blum
                      V.P. Corp. Communications        Sr. V.P. Corp. Relations
                      Pennzoil Company                 Quaker State Corporation
                      713-546-8914                     972-868-0438



          PENNZOIL AND QUAKER STATE TO FORM PREMIER AUTOMOTIVE PRODUCTS
                         AND CONSUMER CAR CARE COMPANY

          PENNZOIL, IN MAJOR RESTRUCTURING, TO SPIN-OFF PRODUCTS GROUP

            TRANSACTION CREATES $3 BILLION CONSUMER PRODUCTS COMPANY
                            AND A LEADING E&P COMPANY


         HOUSTON (April 15, 1998) - Pennzoil Company (NYSE: PZL) and Quaker State Corporation (NYSE: KSF) announced today that they have entered into a definitive agreement to create a new publicly-traded company by combining the motor oil, refined products and franchise operations of Pennzoil with all of Quaker State. The merger will create a premier worldwide automotive aftermarket products and consumer car care company, with annual sales expected to exceed $3 billion.

         The transaction is part of a comprehensive restructuring by Pennzoil that will result in separating Pennzoil's motor oil, refined products, and franchise operations from its exploration and production operations. Pennzoil's motor oil, refined products and franchise operations will then be combined with all of Quaker State to form a new and yet to be named company.

         James L. Pate, Pennzoil's chairman and chief executive officer, said, "These are major strategic actions and a defining moment in Pennzoil Company's long and illustrious history. They represent significant steps in Pennzoil's efforts to maximize long-term shareholder value. The spin-off of our automotive consumer products and manufacturing businesses will unlock substantial, but unrecognized



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value, create a large, focused independent exploration and production company, and position both the upstream and downstream companies for growth."

         Herbert M. Baum, Quaker State's chairman and chief executive added, "This merger will create a new and dynamic consumer automotive aftermarket company, offering consumers a wide array of branded automotive products and an excellent service organization. By combining our company with Pennzoil's automotive consumer products and manufacturing businesses and realizing substantial synergies and efficiencies, the new company will be able to achieve growth and returns well in excess of those we could have generated independently."

         The merger is expected to be tax free to Pennzoil, Quaker State and their respective shareholders and will be accomplished in two steps. First, Pennzoil's motor oil, refined products and franchise operations will be spun off to Pennzoil's shareholders. Second, those businesses and Quaker State will combine in a stock-for-stock merger.

         Pennzoil and Quaker State shareholders will own 61.5 percent and 38.5 percent, respectively, of the newly combined company, which will have approximately 77.4 million shares outstanding. Pennzoil shareholders will continue to hold their existing Pennzoil shares plus they will receive one share of the new company for each Pennzoil share held. Quaker State shareholders will receive .82 shares of the new company for each share of Quaker State.

         Pro forma for 1997, Pennzoil's downstream businesses had revenues and recurring operating income of approximately $2 billion and $92 million, respectively. As part of the spin-off, it is expected that the downstream businesses will have approximately $436 million of long-term debt and $64 million of capitalized lease obligations immediately prior to the merger with Quaker State. Quaker State's revenues and recurring operating income for 1997 were approximately $1.2 billion and $64 million, respectively, and its long-term debt as of year-end 1997 was approximately $429 million.

         The merged company will be a leader in automotive consumer products in North America. It will have strong brand positions in key product categories, such as motor oil with Pennzoil(R) and Quaker State(R), fast oil changes with Jiffy Lube(R)

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and Q-Lube(R), and car care products with Slick 50(R), Rain-X(R), Blue Coral(R),
Medo(R), Gumout(R), Fix-a-Flat(R), Classic(R) Car Wax and others.

         The companies anticipate that the merger will generate cost savings of $90 million to $125 million annually from the elimination of duplicate functions, combined purchasing efficiencies, synergies in distribution and marketing, and streamlining of general and administrative functions. The resulting company's unique business mix and geographic strengths will also lead to accelerated worldwide growth, increased financial and strategic flexibility and strengthened merchandising. In connection with its program to generate annual cost savings and record the effects of certain expenses and other charges related to the spin-off and the merger, the new company expects to take initial restructuring charges and incur other one-time expenditures ranging from approximately $150 to $200 million in aggregate.

         Mr. Pate will be chairman and chief executive officer of the newly formed automotive consumer products company, and Mr. Baum will become vice chairman. The board will consist of Mr. Pate, four other members appointed by Pennzoil, Mr. Baum and two other members appointed by Quaker State. A committee consisting of Mr. Pate, Mr. Baum, one Pennzoil director and one Quaker State director will be responsible for recruiting a world class marketing executive to be president and chief operating officer and serve on the new company's nine-member board.

         Separately, Pennzoil Exploration and Production Company will continue as one of the largest U.S. based independent oil and gas companies. Pennzoil's oil and gas business concentrates on three key geographic areas: domestic onshore, domestic offshore and international. The company is highly focused on its substantial core domestic asset base and high potential international concessions that provide a solid foundation for growth. Pennzoil holds significant exploration and development concessions in Azerbaijan, Egypt and Venezuela. Over the past five years, operating costs have been reduced over 25 percent and reserve additions have been nearly 140 percent of production.

         Mr. Pate added, "Pennzoil Exploration and Production Company is well positioned for growth. The company has strong management in place, led by


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industry veterans Steve Chesebro' and Don Frederick. Separating the automotive consumer products and manufacturing assets from our E&P business will create two pure-play companies and allow Pennzoil's shareholders to realize the full value of each business. The combination of our downstream businesses with Quaker State significantly enhances the benefits of the restructuring to Pennzoil's shareholders. This transaction continues the program Pennzoil has followed for the past several years to streamline our businesses, improve earnings and cash flow, and maximize shareholder value.

         "Both the new consumer products company and Pennzoil Exploration and Production Company will have their own securities for use in financing growth through acquisitions, with the market having the flexibility to value Pennzoil Exploration and Production Company on a cash flow basis and the new consumer products company on an earnings basis.

         "Quaker State has made significant progress under Herb Baum in repositioning the company, expanding its consumer products and strengthening its flagship brand. I look forward to working with Herb as this new car care company takes a leadership position in the automotive after-market industry," Mr. Pate said.

         Mr. Baum said, "This is an exciting opportunity for the shareholders of Quaker State and Pennzoil to create a premier car care consumer products company in the U.S. Together we will offer consumers a full range of high quality automotive products and services building on our strong national brands, solid franchisee and distributor relationships and the growing consumer demand in the automotive products market. The combined company will achieve significant synergies and allow us to operate our overall lubricants and lubricants services businesses more efficiently, creating greater value for our shareholders and superior service and products for our consumers. Additionally, our branded consumer automotive products group will be the most complete aftermarket branded products company in North America.

         "Over the past four years, Quaker State has achieved a solid turnaround through improved operating efficiencies, marketing and brand management and targeted acquisitions. We are now well positioned to take this next major step for


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growth and increased profitability, which this transaction will make possible. Quaker State employees, who have been the backbone of our success, will be treated fairly and equitably," Mr. Baum continued.

         The annual dividend of the newly combined company will be 75 cents per share, and the annual dividend of Pennzoil Exploration and Production Company will be 25 cents per share. After completion of this transaction, Pennzoil shareholders will continue to receive a total combined annual dividend equal to Pennzoil's current annual dividend of $1.00 per share. The annual dividend to Quaker State's shareholders on their shares in the new automotive aftermarket products and consumer car care company will represent a 54 percent increase over Quaker State's current annual dividend of 40 cents per share.

         The merger is conditioned upon the approval of Quaker State shareholders, receipt of certain tax rulings and a Hart-Scott-Rodino review. The companies anticipate that the transaction should close in the second half of 1998. The transaction will be accounted for using the purchase method.

         Lehman Brothers Inc. is acting as financial advisor to Pennzoil on the combination of its products group with Quaker State, and Lehman Brothers Inc., Evercore Group Inc. and J.P. Morgan Securities Inc. are acting as financial advisors to Pennzoil on its restructuring. Chase Securities Inc. and Goldman, Sachs & Co. are acting as financial advisors to Quaker State.

         Pennzoil Company explores for and produces crude oil and natural gas, manufactures and markets premium quality lubricants, including America's top selling motor oil for the past 12 years, and is the parent company of Jiffy Lube International, the world's largest franchisor of fast oil change centers.

         Quaker State is principally a manufacturer and distributor of leading consumer aftermarket products and services, including motor oil and a full-range of high-quality automotive treatment, appearance, accessory and air freshener products.

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